ALTSCHULER, MELVOIN AND GLASSER LLP
Certified Public Accountants and Consultants

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Perritt MicroCap Opportunities Fund, Inc.

We have audited the accompanying statement of net assets of the Perritt MicroCap Opportunities Fund, Inc. (a Maryland corporation) as of October 31, 2001, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the ten years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2001 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Perritt MicroCap Opportunities Fund, Inc. as of October 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the ten years in the period then ended in conformity with accounting principles generally accepted in the United States.

/s/Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
December 4, 2001

One South Wacker Drive, Suite 800, Chicago, Illinois 60606-3392
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